Exhibit 10.17.4

Execution Copy

OPORTUN FUNDING V, LLC

THIRD AMENDMENT TO THE BASE INDENTURE

This THIRD AMENDMENT TO THE BASE INDENTURE, dated as of August 1, 2017 (this “Amendment”), is entered into among OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”), and WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers, as trustee (in such capacity, the “Trustee”), as securities intermediary (in such capacity, the “Securities Intermediary”) and as depositary bank (in such capacity, the “Depositary Bank”).

RECITALS

WHEREAS, the Issuer and Deutsche Bank Trust Company Americas, as trustee (in such capacity, the “Former Trustee”), as securities intermediary (in such capacity, the “Former Securities Intermediary”) and as depositary bank (in such capacity, the “Former Depositary Bank”) have previously entered into that certain Base Indenture, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Base Indenture”);

WHEREAS, the Issuer, the Former Trustee, the Former Securities Intermediary and the Former Depositary Bank have previously entered into that certain Series 2015 Supplement, dated as of August 4, 2015 (as amended, modified or supplemented prior to the date hereof, the “Series Supplement”; together with the Base Indenture, collectively, the “Indenture”);

WHEREAS, on the date hereof but prior to the effectiveness of this Amendment, the Trustee, the Securities Intermediary and the Depositary Bank have replaced the Former Trustee, the Former Securities Intermediary and the Former Depositary Bank under the Indenture pursuant to the Instrument of Resignation, Appointment, and Acceptance, dated as of the date hereof;

WHEREAS, concurrently herewith, (i) the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank are entering into that certain Second Amendment to the Series 2015 Supplement, dated as of the date hereof, (ii) the Issuer, as purchaser, and Oportun, as seller, are entering into that certain Fourth Amendment to the Purchase and Sale Agreement, dated as of the date hereof, (iii) the Issuer, Oportun and the Purchasers are entering into that certain Third Amendment to the Note Purchase Agreement, dated as of the date hereof, (iv) the Issuer and each of the Purchasers are entering into that certain Second Amended and Restated Fee Letter, dated as of the date hereof, and (v) the Issuer, Oportun, the Servicer, each Purchaser and the Back-up Servicer are entering into that certain Consent, dated as of the date hereof; and

WHEREAS, in accordance with Section 13.2 of the Base Indenture, the Issuer desires to amend the Base Indenture as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, each party hereto agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01. Defined Terms Not Defined Herein. All capitalized terms used herein that are not defined herein shall have the meanings assigned to them in, or by reference in, the Indenture.

ARTICLE II

AMENDMENTS TO THE BASE INDENTURE

SECTION 2.01. Amendments. The Base Indenture is hereby amended to incorporate the changes reflected on the marked pages of the Base Indenture attached hereto as Schedule I.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

SECTION 3.01. Representations and Warranties. The Issuer hereby represents and warrants to the Trustee, the Securities Intermediary, the Depositary Bank and each of the other Secured Parties that:

(a) Representations and Warranties. Both before and immediately after giving effect to this Amendment, the representations and warranties made by the Issuer in the Indenture and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).

(b) Enforceability. This Amendment and the Indenture, as amended hereby, constitute the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors’ rights generally and by general principles of equity.

(c) No Defaults. No Rapid Amortization Event, Event of Default, Servicer Default or Block Event has occurred and is continuing.

ARTICLE IV

MISCELLANEOUS

SECTION 4.01. Ratification of Base Indenture. As amended by this Amendment, the Base Indenture is in all respects ratified and confirmed and the Base Indenture, as amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 4.02. Counterparts. This Amendment may be executed in any number of counterparts, and by different parties in separate counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

SECTION 4.03. Recitals. The recitals contained in this Amendment shall be taken as the statements of the Issuer, and none of the Trustee, the Securities Intermediary or the Depositary Bank assumes any responsibility for their correctness. None of the Trustee, the Securities Intermediary or the Depositary Bank makes any representations as to the validity or sufficiency of this Amendment.

SECTION 4.04. Rights of the Trustee, the Securities Intermediary and the Depositary Bank. The rights, privileges and immunities afforded to the Trustee, the Securities Intermediary and the Depositary Bank under the Indenture shall apply hereunder as if fully set forth herein.

SECTION 4.05. GOVERNING LAW; JURISDICTION. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY AGREES TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND ANY APPELLATE COURT HAVING JURISDICTION TO REVIEW THE JUDGMENTS THEREOF. EACH OF THE PARTIES HERETO AND EACH SECURED PARTY HEREBY WAIVES ANY OBJECTION BASED ON FORUM NON CONVENIENS AND ANY OBJECTION TO VENUE OF ANY ACTION INSTITUTED HEREUNDER IN ANY OF THE AFOREMENTIONED COURTS AND CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

SECTION 4.06. Effectiveness. This Amendment shall become effective as of the date hereof upon:

(a) receipt by the Trustee of an Issuer Order directing it to execute and deliver this Amendment;

(b) receipt by the Trustee of an Officer’s Certificate of the Issuer stating that the execution of this Amendment is authorized and permitted by the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(c) receipt by the Trustee of an Opinion of Counsel stating that the execution of this Amendment is authorized and permitted under the Indenture and all conditions precedent to the execution of this Amendment have been satisfied;

(d) receipt by the Trustee of evidence of the consent of each Noteholder to this Amendment;

(e) receipt by the Trustee of counterparts of this Amendment, duly executed by each of the parties hereto; and

(f) receipt by the Trustee of such other instruments, documents, agreements and opinions reasonably requested by the Trustee prior to the date hereof.

(Signature page follows)

4

IN WITNESS WHEREOF, the Issuer, the Trustee, the Securities Intermediary and the Depositary Bank have caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

OPORTUN FUNDING V, LLC, as Issuer

By:	/s/ Jonathan Coblentz
Name: Jonathan Coblentz
Title: Treasurer

Third Amendment to

Base Indenture (OF V)

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Trustee

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Securities Intermediary

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

WILMINGTON TRUST, NATIONAL ASSOCIATION,
not in its individual capacity but solely as Depositary Bank

By:	/s/ Drew Davis
Name: Drew Davis
Title: Vice President

Third Amendment to

Base Indenture (OF V)

SCHEDULE I

Amendments to the Base Indenture

CONFORMED COPY

~~Execution Copy~~

As amended by the

Third Amendment to the Base Indenture,

dated as of August 1, 2017

OPORTUN FUNDING V, LLC,

as Issuer

and

~~DEUTSCHE BANK TRUST COMPANY AMERICAS,~~WILMINGTON TRUST, NATIONAL

ASSOCIATION,

as Trustee, as Securities Intermediary and as Depositary Bank

BASE INDENTURE

Dated as of August 4, 2015

Variable Funding Asset Backed Notes

(Issuable in Series)

- i-

(continued)

Page

Section 5.4. Collections and Allocations	~~46~~45
Section 5.5. Determination of Monthly Interest	~~48~~47
Section 5.6. Determination of Monthly Principal	~~48~~47
Section 5.7. General Provisions Regarding Accounts	~~48~~47
Section 5.8. Removed Receivables	48

ARTICLE 6. [ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]	~~49~~48

ARTICLE 7. [ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES]	~~49~~48

ARTICLE 8. COVENANTS	~~49~~48

Section 8.1. Money for Payments To Be Held in Trust	~~49~~48
Section 8.2. Affirmative Covenants of Issuer	~~49~~48
Section 8.3. Negative Covenants	~~56~~55
Section 8.4. Further Instruments and Acts	58
Section 8.5. Appointment of Successor Servicer	58
Section 8.6. Perfection Representations	~~59~~58

ARTICLE 9. [ARTICLE 9 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH RESPECT TO ANY SERIES OF NOTES]	~~59~~58

ARTICLE 10. REMEDIES	~~59~~58

Section 10.1. Events of Default	~~59~~58
Section 10.2. Rights of the Trustee Upon Events of Default	~~62~~61
Section 10.3. Collection of Indebtedness and Suits for Enforcement by Trustee	~~63~~62
Section 10.4. Remedies	~~65~~64
Section 10.5. [Reserved]	~~66~~65
Section 10.6. Waiver of Past Events	~~66~~65
Section 10.7. Limitation on Suits	~~66~~65
Section 10.8. Unconditional Rights of Holders to Receive Payment; Withholding Taxes	~~67~~66
Section 10.9. Restoration of Rights and Remedies	~~68~~67
Section 10.10. The Trustee May File Proofs of Claim	~~68~~67
Section 10.11. Priorities	~~68~~67
Section 10.12. Undertaking for Costs	68
Section 10.13. Rights and Remedies Cumulative	~~69~~68
Section 10.14. Delay or Omission Not Waiver	~~69~~68
Section 10.15. Control by Noteholders	~~69~~68
Section 10.16. Waiver of Stay or Extension Laws	~~70~~69
Section 10.17. Action on Notes	~~70~~69
Section 10.18. Performance and Enforcement of Certain Obligations	~~70~~69
Section 10.19. Reassignment of Surplus	~~70~~69

ARTICLE 11. THE TRUSTEE	~~71~~70

Section 11.1. Duties of the Trustee	~~71~~70

- ii-

(continued)

Page

Section 11.2. Rights of the Trustee	~~74~~73
Section 11.3. Trustee Not Liable for Recitals in Notes	~~77~~76
Section 11.4. Individual Rights of the Trustee	~~78~~77
Section 11.5. Notice of Defaults	~~78~~77
Section 11.6. Compensation	~~78~~77
Section 11.7. Replacement of the Trustee	~~78~~77
Section 11.8. Successor Trustee by Merger, etc	~~80~~79
Section 11.9. Eligibility: Disqualification	~~80~~79
Section 11.10. Appointment of Co-Trustee or Separate Trustee	~~81~~80
Section 11.11. Preferential Collection of Claims Against the Issuer	~~82~~81
Section 11.12. Taxes	~~82~~81
Section 11.13. Trustee May Enforce Claims Without Possession of Notes	~~82~~81
Section 11.14. Suits for Enforcement	~~82~~81
Section 11.15. Reports by Trustee to Holders	~~83~~82
Section 11.16. Representations and Warranties of Trustee	~~83~~82
Section 11.17. The Issuer Indemnification of the Trustee	~~83~~82
Section 11.18. Trustee’s Application for Instructions from the Issuer	~~83~~82
Section 11.19. [Reserved]	~~84~~83
Section 11.20. Maintenance of Office or Agency	~~84~~83
Section 11.21. Concerning the Rights of the Trustee	~~84~~83
Section 11.22. Direction to the Trustee	~~84~~83
Section 11.23. Repurchase Demand Activity Reporting	~~84~~83

ARTICLE 12. DISCHARGE OF INDENTURE	~~86~~85

Section 12.1. Satisfaction and Discharge of Indenture	~~86~~85
Section 12.2. Application of Issuer Money	~~86~~85
Section 12.3. Repayment of Moneys Held by Paying Agent	~~87~~86
Section 12.4. [Reserved]	~~87~~86
Section 12.5. Final Payment with Respect to Any Series	~~87~~86
Section 12.6. Termination Rights of Issuer	~~88~~87
Section 12.7. Repayment to the Issuer	~~88~~87

ARTICLE 13. AMENDMENTS	~~88~~87

Section 13.1. [Reserved]	~~88~~87
Section 13.2. Supplemental Indentures	~~88~~87
Section 13.3. Execution of Supplemental Indentures	~~90~~89
Section 13.4. Effect of Supplemental Indenture	~~90~~89
Section 13.5. Conformity With TIA	~~90~~89
Section 13.6. Reference in Notes to Supplemental Indentures	~~91~~90
Section 13.7. Series Supplements	~~91~~90
Section 13.8. Revocation and Effect of Consents	~~91~~90
Section 13.9. Notation on or Exchange of Notes Following Amendment	~~91~~90
Section 13.10. The Trustee to Sign Amendments, etc	~~91~~90
Section 13.11. Back-Up Servicer Consent	~~92~~91

-iii-

(continued)

Page

ARTICLE 14. REDEMPTION AND REFINANCING OF NOTES	~~92~~91

Section 14.1. Redemption and Refinancing	~~92~~91
Section 14.2. Form of Redemption Notice	~~92~~91
Section 14.3. Notes Payable on Redemption Date	~~93~~92

ARTICLE 15. MISCELLANEOUS	~~93~~92

Section 15.1. Compliance Certificates and Opinions, etc	~~93~~92
Section 15.2. Form of Documents Delivered to Trustee	~~94~~93
Section 15.3. Acts of Noteholders	~~95~~94
Section 15.4. Notices	~~96~~95
Section 15.5. Notices to Noteholders: Waiver	~~97~~96
Section 15.6. Alternate Payment and Notice Provisions	~~97~~96
Section 15.7. Conflict with TIA	~~97~~96
Section 15.8. Effect of Headings and Table of Contents	~~97~~96
Section 15.9. Successors and Assigns	~~97~~96
Section 15.10. Separability of Provisions	~~98~~97
Section 15.11. Benefits of Indenture	~~98~~97
Section 15.12. Legal Holidays	~~98~~97
Section 15.13. GOVERNING LAW; JURISDICTION	~~98~~97
Section 15.14. Counterparts	~~98~~97
Section 15.15. Recording of Indenture	~~98~~97
Section 15.16. Issuer Obligation	~~99~~98
Section 15.17. No Bankruptcy Petition Against the Issuer	~~99~~98
Section 15.18. No Joint Venture	~~99~~98
Section 15.19. No Waiver; Cumulative Remedies	~~99~~98
Section 15.20. Third-Party Beneficiaries	~~99~~98
Section 15.21. Merger and Integration	~~100~~99
Section 15.22. Rules by the Trustee	~~100~~99
Section 15.23. Duplicate Originals	~~100~~99
Section 15.24. Waiver of Trial by Jury	~~100~~99
Section 15.25. No Impairment	~~100~~99
Section 15.26. Intercreditor Agreement	~~100~~99

- iv-

BASE INDENTURE, dated as of August 4, 2015, between OPORTUN FUNDING V, LLC, a special purpose limited liability company established under the laws of Delaware, as issuer (the “Issuer”) and ~~DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation~~WILMINGTON TRUST, NATIONAL ASSOCIATION, a national banking association with trust powers validly existing under the laws of the ~~State of New York~~United States, as Trustee, as Securities Intermediary and as Depositary Bank.

W I T N E S S E T H:

WHEREAS, the Issuer has duly executed and delivered this Indenture to provide for the issuance from time to time of one or more Series of Notes, issuable as provided in this Indenture; and

WHEREAS, all things necessary to make this Indenture a legal, valid and binding agreement of the Issuer, enforceable in accordance with its terms, have been done, and the Issuer proposes to do all the things necessary to make the Notes, when executed by the Issuer and authenticated and delivered by the Trustee hereunder and duly issued by the Issuer, the legal, valid and binding obligations of the Issuer as hereinafter provided;

NOW, THEREFORE, for and in consideration of the premises and the receipt of the Notes by the Holders, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

GRANTING CLAUSE

The Issuer hereby grants to the Trustee on the Closing Date, for the benefit of the Trustee, the Noteholders and any other Person to which any Secured Obligations are payable (the “Secured Parties”), to secure the Secured Obligations, a continuing Lien on and security interest in all of the Issuer’s right, title and interest in, to and under the following property whether now owned or hereafter acquired, now existing or hereafter created and wherever located (a) all Contracts and all Receivables that have been or may from time to time be conveyed, sold and/or assigned to the Issuer pursuant to the Purchase Agreement; (b) all Collections thereon received after the applicable Cut-Off Date; (c) all Related Security; (d) the Collection Account~~, any Reserve Account~~ and any other account maintained by the Trustee for the benefit of the Secured Parties of any Series of Notes as trust accounts (each such account, a “Trust Account”), all monies from time to time deposited therein and all investments and other property from time to time credited thereto; (e) all certificates and instruments, if any, representing or evidencing any or all of the Trust Accounts or the funds on deposit therein from time to time; (f) all investments made at any time and from time to time with moneys in the Trust Accounts; (g) the Servicing Agreement and the Purchase Agreement; (h) all additional property that may from time to time hereafter (pursuant to the terms of any Series Supplement or otherwise) be subjected to the grant and pledge made by the Issuer or by anyone on its behalf; (i) all present and future claims, demands, causes and choses in action and all payments on or under the foregoing and (j) all proceeds of every kind and nature whatsoever in respect of any or all of the foregoing, including all proceeds of all of the foregoing and the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts, accounts receivable, notes, drafts,

(b) the failure of the Seller to, directly or indirectly through its Subsidiaries, own 100% of the equity interest of the initial Servicer, the Nevada Originator and the Issuer, in each case free and clear of any Lien.

“Class” means, with respect to any Series, any one of the classes of Notes of that Series as specified in the related Series Supplement.

“Closing Date” means August 4, 2015.

“Code” means the Internal Revenue Code of 1986, as amended, and the rules and Treasury Regulations promulgated thereunder.

“Collateral Trustee” means initially Deutsche Bank Trust Company Americas, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor collateral trustee appointed in accordance with the provisions of the Intercreditor Agreement.

“Collection Account” has the meaning specified in Section 5.3(a).

“Collections” means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable made by or on behalf of Obligors, including, without limitation, all principal, Finance Charges and cash proceeds of Related Security with respect to such Receivable and any Deemed Collections in each case, received after the Cut-Off Date; provided, however, that, if not otherwise specified, the term “Collections” shall refer to the Collections on all the Receivables collectively together with any Investment Earnings and any other funds received with respect to the Trust Estate.

“Commission” means the U.S. Securities and Exchange Commission, and its successors.

“Concentration Limits” shall be deemed exceeded if any of the following is true on any date of determination (unless otherwise specified below, “weighted average” refers to an average weighted by Outstanding Receivables Balance):

(i) the aggregate Outstanding Receivables Balance of all Re-Written Receivables and Re-Aged Receivables that are Eligible Receivables exceeds 4.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(ii) the weighted average fixed interest rate of all Eligible Receivables is less than 28.0%;

(iii) the weighted average term to maturity of all Eligible Receivables exceeds ~~twenty-six~~thirty (~~26~~30) months;

(iv) the average Outstanding Receivables Balance of all Eligible Receivables exceeds $~~2,200~~3,500;

(v) the weighted average credit score of the related Obligors of all Eligible Receivables (excluding any Eligible Receivables the Obligor of which has no (or a zero) credit score) is less than: (x) ADS Score: 700, (y) PF Score: 650 and (z) VantageScore: 625;

(vi) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: ADS Score: less than or equal to 560 (the “ADS Score Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(vii) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: PF Score: less than or equal to 520 (the “PF Score Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(viii) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which have credit scores within the following credit score bucket: VantageScore: less than or equal to 560 (the “VantageScore Threshold”), exceeds 5.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(ix) the sum (with duplication) of (x) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the ADS Score Threshold, plus (y) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the PF Score Threshold, plus (z) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not exceed the VantageScore Threshold, exceeds 9.75% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(x) the aggregate Outstanding Receivables Balance of all Eligible Receivables with an Outstanding Receivables Balance in excess of (a) $~~5,500~~6,200 exceeds ~~13.0~~27.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables or (b) $~~6,200~~7,200 exceeds ~~7.0~~15.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables; ~~or~~

(xi) the aggregate Outstanding Receivables Balance of all Eligible Receivables that have an annual percentage rate greater than or equal to 60.0% exceeds 5% of the aggregate Outstanding Receivables Balance of all Eligible Receivables;

(xii ) the aggregate Outstanding Receivables Balance of all Eligible Receivables the Obligors of which do not reside in California, Illinois, Nevada, Texas or ~~Illinois at the time of loan origination exceeds 5.0~~Utah at the time of loan originations exceeds 5% of the aggregate Outstanding Receivables Balance of all Eligible Receivables; or

(xiii) the aggregate Outstanding Receivables Balance of all Eligible Receivables that are On-line Receivables exceeds 3.0% of the aggregate Outstanding Receivables Balance of all Eligible Receivables.

“Consolidated Parent” means initially, Oportun Financial Corporation (f/k/a Progreso Financiero Holdings, Inc.), a Delaware corporation, and any successor to Oportun Financial Corporation as the indirect or direct parent of Oportun, the financial statements of which are for financial reporting purposes consolidated with Oportun in accordance with GAAP, or if there is none, then Oportun.

“Contract” means any promissory note or other loan documentation originally entered into (i) between the Seller and an Obligor in connection with consumer loans made by the Seller to such Obligor in the ordinary course of its business or (ii) between the Nevada Originator and an Obligor in connection with consumer loans made by the Nevada Originator to such Obligor in the ordinary course of its business and subsequently acquired by the Seller.

“Contractual Obligation” means, with respect to any Person, any provision of any security issued by that Person or of any indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

“Control Agreement” means the Deposit Account Control Agreement, dated as of June 28, 2013, among the initial Servicer, the Collateral Trustee, Oportun and Bank of America, N.A., as the same may be amended or supplemented from time to time.

“Corporate Trust Office” means the principal office of the Trustee at which at any particular time its corporate trust business shall be administered, which office at the date of the execution of this Base Indenture is located at ~~60 Wall~~1100 North Market Street, ~~16th Floor, MSNYC60-1625, New York, New York 10005, Attention: TAS-SFS, and, with respect to transfers, exchanges and cancellations of the Notes, DB Services Americas, Inc., US CTAS Operations, Attn: Transfer Unit, 5022 Gate Parkway, Suite 200, Jacksonville, FL 32256.~~3rd Floor, Wilmington, Delaware 19890, Attention: Corporate Trust Administration – Oportun V Funding.

“Coverage Test” has the meaning specified in Section 5.4(c).

“Credit and Collection Policies” means the Seller’s and the Servicer’s credit and collection policy or policies relating to Contracts and Receivables and referred to in Exhibit C to the Servicing Agreement, as the same is amended, supplemented or otherwise modified and in effect from time to time in accordance with Section 2.12(c) of the Servicing Agreement; provided, however, if the Servicer is any Person other than the initial Servicer, “Credit and Collection Policies” shall refer to the collection policies of such Servicer as they relate to receivables of a similar nature to the Receivables.

“Cut-Off Date” shall have the meaning set forth in the Series Supplement.

“Decrease” shall have the meaning set forth in the applicable Series Supplement.

“Deemed Collections” means in connection with any Receivable, all amounts payable (without duplication) with respect to such Receivable, by (i) the Seller pursuant to Section 2.4 of the Purchase Agreement, and/or (ii) the initial Servicer pursuant to
Section 2.02(f) or Section 2.08 of the Servicing Agreement.

“Default” means any occurrence that is, or with notice or lapse of time or both would become, an Event of Default, a Servicer Default or a Rapid Amortization Event.

“Defaulted Receivable” means a Receivable (i) as to which any scheduled payment, or part thereof, remains unpaid for 120 days or more past the due date for such payment determined by reference to the contractual payment terms, as amended, of such Receivable, (ii) the Obligor thereon has died or is suffering or has suffered an Event of Bankruptcy or (iii) which (a) consistent with the Credit and Collection Policies, would be written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible or (b) has been charged off or otherwise written off the Issuer’s, the Seller’s, the Nevada Originator’s or the Servicer’s books as uncollectible.

“Definitive Notes” has the meaning specified in Section 2.16(f).

“Delinquent Receivable” means a Receivable (other than a Defaulted Receivable) as to which all or any part of a scheduled payment remains unpaid for thirty (30) days or more from the due date for such payment.

“Depositary Bank” has the meaning specified in Section 5.3(f) and shall ~~initially be Deutsche Bank Trust Company Americas~~, as of the Trustee Replacement Date, be Wilmington Trust, National Association.

“Determination Date” means, unless otherwise specified in the related Series Supplement, the third Business Day prior to each Payment Date.

“Dollars” and the symbol “$” mean the lawful currency of the United States.

“Eligible Receivable” means each Receivable:

(a) that was originated by the Seller or the Nevada Originator, as applicable, in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices, privacy and any applicable ~~usuary~~usury laws) and which, along with the related Contract, complies with all applicable Requirements of Law (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Issuer and does not have any other Material Adverse Effect);

(b) with respect to which all consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Seller or the Nevada Originator in connection with the creation or the execution, delivery and performance of such Receivable, or by the Issuer in connection with its ownership of, or the administration or servicing of, such Receivable and the related Contract have been duly obtained, effected or given and are in full force and effect (including with respect to the Issuer, without limitation, the Texas License and the Illinois License, in each case if applicable to such Receivable) (other than non-compliance that has no adverse effect on the obligations of the Obligor and creates no financial liability or other loss, cost or expense for the Issuer and does not have any other Material Adverse Effect);

(c) as to which, at the time of the sale of such Receivable (x) to the Issuer, the Seller was the sole owner thereof and had good and marketable title thereto free and clear of all Liens and (y) if applicable, to the Seller by the Nevada Originator, the Nevada Originator was the sole owner thereof and had good and marketable title thereto free and clear of all Liens;

(d) that is, and the related Contract of which is, the legal, valid and binding payment obligation of the Obligor thereof enforceable against such Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right;

(e) that constitutes a “general intangible”, “instrument” or “account,” in each case under and as defined in Article 9 of the UCC of all applicable jurisdictions;

(f) that was established in accordance with the Credit and Collection Policies in the regular and ordinary course of the business of the Seller or the Nevada Originator, as applicable;

(g) that is denominated and payable in Dollars, is only payable in the United States of America and each Obligor in respect of which are residents of, and have provided a billing address in, the United States of America;

(h) that is not a Delinquent Receivable;

(i) that has an original and remaining term to maturity of no more than forty-three (43) months;

(j) that has an Outstanding Receivables Balance equal to or less than $~~7,200~~8,200;

(k) that has (x) a fixed interest rate that is greater than or equal to 15.0% and (y) an annual percentage rate that does not exceed ~~59.9~~66.9%;

(l) that is not evidenced by a judgment or has been reduced to judgment;

(m) that is not a Defaulted Receivable;

(n) that is not a revolving line of credit;

(o) the terms of which have not been modified or waived except as permitted under the Credit and Collection Policies or the Transaction Documents;

(p) that has no Obligor thereon that is either (x) a Governmental Authority or (y) a Person subject to Sanctions;

(q) that has no Obligor thereon that is the Obligor of a Defaulted Receivable;

(r) the assignment of which (x) to the Issuer does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof and (y) if applicable, to the Seller from the Nevada Originator does not contravene or conflict with any Law or any contractual or other restriction, limitation or encumbrance, and the sale or assignment of which does not require the consent of the Obligor thereof;

(s) the related Contract provides for repayment in full of the principal balance thereof in equal installments not less frequently than monthly;

(t) the proceeds of the related Contract are fully disbursed, there is no requirement for future advances under such Contract and neither the Seller nor the Nevada Originator has any further obligations under such Contract;

(u) as to which (1) the Sub-Custodian is in possession of a full and complete Receivable File in physical or electronic format within a reasonable time following the date that such Receivable File was transferred to the Issuer pursuant to the Purchase Agreement and (2) prior to delivery to the Sub-Custodian, the Custodian is in possession of a full and complete Receivable File in physical or electronic format;

(v) that represents the undisputed, bona fide transaction created by the lending of money by the Seller or the Nevada Originator, as applicable, in the ordinary course of business and completed in accordance with the terms and provision contained in the related Contract;

(w) as to which a Concentration Limit would not be exceeded at the time of the sale, transfer or assignment of such Receivable to the Issuer or, in connection with Re-Written Receivables involving the modification of a Receivable, at the time of such modification;

(x) as to which the related Obligor has not brought any claim, litigation or action against the Seller, the Servicer, the Nevada Originator or any Affiliate thereof with respect to such Receivable or the related Contract;

(y) with respect to which none of the Seller, the Nevada Originator or the Issuer is maintaining a specific and separate reserve for credit losses on such Receivable (other than any general reserve that is maintained by any such Person in accordance with its policies in accordance with GAAP);

(z) that if originated by the Nevada Originator, the Obligor in respect of which is a resident of, and has provided the Servicer a billing address in, the State of Nevada; and

(aa) that is not ~~an On-Line~~a Starter Loan Receivable unless each Noteholder has consented in writing to the purchase by the Issuer of ~~On-Line~~Starter Loan Receivables.

distributions to the Issuer, or (c) pay amounts payable to Noteholders in connection with a Decrease ~~or (d) deposit amounts into the Reserve Account~~.

“Permitted Encumbrance” means (a) with respect to the Issuer, any item described in clause (i), (iv) or (vi) of the following, and (b) with respect to the Seller, any item described in clauses (i) through (vi) of the following:

(i) Liens for taxes and assessments that are not yet due and payable or that are being contested in good faith and for which reserves have been established, if required in accordance with GAAP;

(ii) Liens of or resulting from any judgment or award, the time for the appeal or petition for rehearing of which shall not have expired, or in respect of which the Seller shall at any time in good faith be prosecuting an appeal or proceeding for a review and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(iii) Liens incidental to the conduct of business or the ownership of properties and assets (including mechanics’, carriers’, repairers’, warehousemen’s and statutory landlords’ liens and liens to secure the performance of leases) and Liens to secure statutory obligations, surety or appeal bonds or other Liens of like general nature incurred in the ordinary course of business and not in connection with the borrowing of money, provided in each case, the obligation secured is not overdue, or, if overdue, is being contested in good faith by appropriate actions or Proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

(iv) Liens in favor of the Trustee, or otherwise created by the Issuer, the Seller or the Trustee pursuant to the Transaction Documents, and the interests of mortgagees and loss payees under the terms of any Contract;

(v) Liens that, in the aggregate do not exceed $250,000 (such amount not to include Permitted Encumbrances under clauses (i) through (iv) or (vi)) and which, individually or in the aggregate, do not materially interfere with the rights under the Transaction Documents of the Trustee or any Noteholder in any of the Receivables; and

(vi) any Lien created in favor of the Issuer or the Seller in connection with the purchase of any Receivables by the Issuer or the Seller and covering such Receivables, the related Contracts with respect to which are sold by the Seller to the Issuer pursuant to the Purchase Agreement.

“Permitted Investments” means book-entry securities, negotiable instruments or securities represented by instruments in bearer or registered form and that evidence:

(a) direct obligations of, and obligations fully guaranteed as to the full and timely payment by, the United States;

(b) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the second following Payment Date under clauses (i)-(iii) of Section 5.15 of the related Series Supplement that either (i) has accrued on or prior to such date of determination or (ii) will accrue during the fourteen day period beginning on (but excluding) such date of determination, plus (c) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the second following Payment Date under clause (iv) of Section 5.15 of the related Series Supplement and (II) if such date of determination in any month is on or after the Payment Date occurring in such month, the sum of (a) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the following Payment Date under clauses (i)-(iii) of Section 5.15 of the related Series Supplement that either (i) has accrued on or prior to such date of determination or (ii) will accrue during the period beginning on (but excluding) such date of determination and ending on the earlier of (x) the last day of the current Monthly Period and (y) the date occurring fourteen days following such date of determination, plus (b) the aggregate amount reasonably estimated by the Issuer in good faith to be distributable on the following Payment Date under clause (iv) of Section 5.15 of the related Series Supplement, plus (c) if such date of determination is a Payment Date, the aggregate amount distributable on such Payment Date under clauses (i)-(iv) of Section 5.15 of the related Series Supplement; provided, however, that in estimating such amount, (i) the Issuer shall assume that the Class A Note Rate as of such date of determination shall continue unchanged thereafter, (ii) the Issuer shall take into account any Increases anticipated to occur during the remainder of the current Monthly Period, (iii) for purposes of calculating the Servicing Fee, the Issuer shall assume that the Outstanding Receivables Balance of Eligible Receivables shall continue unchanged thereafter until the next anticipated Increase and then shall be adjusted upward to reflect each such anticipated Increase and (iv) for purposes of calculating the amounts distributable under clause (iv) of Section 5.15 of the related Series Supplement, the Issuer shall calculate the greater of (A) the amount reasonably estimated by the Issuer in good faith to be distributable thereunder on the applicable Payment Date and (B) the Borrowing Base Shortfall (as defined in the related Series Supplement) on such date of determination (or solely with respect to clause (I)(a) above, the end of the prior Monthly Period).

“Required Noteholders” has, with respect to any Series of Notes, the meaning stated in the related Series Supplement.

“Required Overcollateralization Amount” has the meaning specified in the related Series Supplement.

“Requirements of Law” means, as to any Person, the organizational documents of such Person and any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

~~“Reserve Account” has the meaning specified in Section 5.3(b).~~

~~“Reserve Account Required Balance” has the meaning specified in the related Series Supplement.~~

“Responsible Officer” means (i) with respect to any Person, the member, the Chairman, the President, the Controller, any Vice President, the Secretary, the Treasurer, or any other officer of such Person or of a direct or indirect managing member of such Person, who customarily performs functions similar to those performed by any of the above-designated officers and also, with respect to a particular matter any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject and (ii) with respect to the Trustee, in any of its capacities hereunder, a Trust Officer.

“Retained Notes” means any Notes, or interests therein, retained by the Issuer or a Person that is considered the same Person as the Issuer for United States federal income tax purposes.

“Revolving Credit Agreement” has the meaning specified in the Purchase Agreement.

“Revolving Period” means, with respect to any Series of Notes, the period specified in the applicable Series Supplement.

“Rule 15Ga-1” has the meaning specified in Section 11.23(a).

“Rule 15Ga-1 Information” has the meaning specified in Section 11.23(a).

“Sale Agreement” means the Purchase and Sale Agreement, dated as of June 19, 2015, between the Nevada Originator and the Seller, as the same may be amended or supplemented from time to time.

“Sanctions” means sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

“Secured Obligations” means (i) all principal and interest, at any time and from time to time, owing by the Issuer on the Notes (including any Note held by the Seller, the Servicer, the Parent or any Affiliate of any of the foregoing) and (ii) all costs, fees, expenses, indemnity and other amounts owing or payable by, or obligations of, the Issuer to any Person (other than any Affiliate of the Issuer) under the Indenture or the other Transaction Documents.

“Secured Parties” has the meaning specified in the Granting Clause of this Base Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Intermediary” has the meaning specified in Section 5.3(e) and shall ~~initially be Deutsche Bank Trust Company Americas~~, as of the Trustee Replacement Date, be Wilmington Trust, National Association.

“Seller” means Oportun.

“Series of Notes” or “Series” means any Series of Notes issued and authenticated pursuant to the Base Indenture and a related Series Supplement, which may include within any

“Standard & Poor’s” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business.

“Sub-Custodian” means DataSafe, Inc. or any successor document storage company selected in accordance with
Section 2.02(a)(ii)(A) of the Servicing Agreement.

“Subsequently Purchased Receivables” has the meaning set forth in the Purchase Agreement.

“Subsidiary” of a Person means any other Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or any similar business organization which is so owned or controlled.

“Supplement” means a supplement to this Base Indenture complying with the terms of Article 13 of this Base Indenture.

“Takeout Assets” has the meaning specified in Section 2.16(a)(i).

“Takeout Date” has the meaning specified in Section 2.16(a)(ii).

“Takeout Notice” has the meaning specified in Section 2.16(a).

“Takeout Receivables” has the meaning specified in Section 2.16(a)(i).

“Takeout Transaction” means any securitization of the Trust Estate (or any portion thereof) entered into by any Affiliate of the Issuer (other than the Issuer or under the Transaction Documents), pursuant to which such Affiliate sells or otherwise allocates an interest in all or any portion of the Trust Estate owned by it to secure or provide for the payment of amounts owing by such Affiliate in respect of securities (x) issued by such Affiliate and (y) backed by the Trust Estate (or any portion thereof).

“Tax Information” means information and/or properly completed and signed tax certifications and/or documentation sufficient to eliminate the imposition of or to determine the amount of any withholding of tax, including FATCA Withholding Tax.

“Tax Opinion” means with respect to any action or event, an Opinion of Counsel to the effect that, for United States federal income tax purposes (x) in connection with the initial issuance of a Series of Notes, if so specified in the related Series Supplement, such Notes constitute debt and (y) (a) such action or event will not adversely affect the tax characterization of Notes of any outstanding Series or Class of Notes issued to investors as debt, (b) such action or event will not cause any Secured Party to recognize gain or loss and (c) such action or event will not cause the Issuer to be classified as an association or publicly traded partnership, in each case, taxable as a corporation.

“Term Indenture” means any Base Indenture and the Series Supplement to that Base Indenture, entered into by and between any Affiliate of Oportun, as issuer, and ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association or any other Person, as trustee.

“Texas License” means a license issued by the Texas Office of the Consumer Credit Commissioner to own consumer loans with an interest rate in excess of 10% made to Texas residents.

“Transaction Documents” means, collectively, this Base Indenture, the Series Supplement, the Fee Letter, the Notes, the Servicing Agreement, the Back-Up Servicing Agreement, the Purchase Agreement, the Sale Agreement, the Note Purchase Agreement, the Performance Guaranty, the Intercreditor Agreement, the Revolving Credit Agreement, the Control Agreement, any agreements of the Issuer relating to the issuance or the purchase of any of the Notes and all other agreements executed in connection with this Indenture.

“Transfer Agent and Registrar” has the meaning specified in Section 2.6 and shall initially, and so long as ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association is acting as Trustee, be the Trustee.

“Transition Costs” means all reasonable costs and expenses incurred by the Back-Up Servicer in connection with a transfer of servicing.

“Trust Account” has the meaning specified in the Granting Clause to this Base Indenture, which accounts are under the sole dominion and control of the Trustee.

“Trust Estate” has the meaning specified in the Granting Clause of this Base Indenture.

“Trust Indenture Act” or “TIA” means the Trust Indenture Act of 1939 as in force on the date hereof, unless otherwise specifically provided.

“Trust Officer” means any officer within the Corporate Trust Office (or any successor group of the Trustee), including any Vice President, any Director, any Managing Director, any Assistant Vice President or any other officer of the Trustee customarily performing functions similar to those performed by any individual who at the time shall be an above-designated officer and is directly responsible for the day-to-day administration of the transactions contemplated herein.

“Trustee” means ~~initially Deutsche Bank Trust Company Americas~~, as of the Trustee Replacement Date, Wilmington Trust, National Association, and its successors and any corporation resulting from or surviving any consolidation or merger to which it or its successors may be a party and any successor trustee appointed in accordance with the provisions of this Base Indenture.

“Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses” means, for any Payment Date, (i) the amount of accrued and unpaid fees (including, without limitation, the Servicing Fee of any successor Servicer), indemnity amounts and reasonable out-of-pocket expenses (but, as to expenses and indemnity amounts (other than amounts paid to the bank holding the Servicer Account (as defined in the Servicing Agreement)), not in excess of (A) $100,000 per calendar year for the Trustee (including in its capacity as Agent), the Collateral Trustee, the Securities Intermediary and the Depositary Bank (or, if an Event of Default has occurred and is continuing, without limit) and (B) $50,000 per calendar year (or, if an Event of Default has occurred and is continuing, without limit) for the Back-Up Servicer and successor

Servicer (including, without limitation, SST as successor Servicer)) of the Trustee (including in its capacity as Agent), the Collateral Trustee, the Securities Intermediary, the Depositary Bank, the Back-Up Servicer and any successor Servicer (including, without limitation, SST as successor Servicer) and (ii) the Transition Costs (but not in excess of $100,000), if applicable.

“Trustee Replacement Date” means August 1, 2017.

“UCC” means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

“U.S.” or “United States” means the United States of America and its territories.

“VantageScore” means the credit score for an Obligor referred to as a “VantageScore” calculated and reported by Experian plc.

“written” or “in writing” means any form of written communication, including, without limitation, by means of e-mail, telex, telecopier device, telegraph or cable.

Section 1.2. Incorporation by Reference of Trust Indenture Act. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture, except to the extent that the Trustee has been advised by an Opinion of Counsel that the Indenture does not need to be qualified under the TIA or such provision is not required under the TIA to be applied to this Indenture in light of the outstanding Notes. The following TIA terms used in this Indenture have the following meanings:

“Commission” means the Securities and Exchange Commission.

“indenture securities” means the Notes.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meaning assigned to them by such definitions.

Section 1.3. Cross-References. Unless otherwise specified, references in this Indenture and in each other Transaction Document to any Article or Section are references to such Article or Section of this Indenture or such other Transaction Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

account designated by the Holder of such Note, except for the final installment of principal payable with respect to such Note on a Payment Date or on the Legal Final Payment Date (and except for the Redemption Price for any Note called for redemption pursuant to Section 14.1) which shall be payable as provided herein; except that, any interest payable at maturity shall be paid to the Person to whom the principal of such Note is payable. The funds represented by any such checks returned undelivered shall be held in accordance with Section 2.8.

Section 2.16. Takeouts. Solely in connection with any Takeout Transaction, the Issuer may from time to time transfer directly or indirectly certain Receivables and the Related Security with respect thereto designated by the Issuer on the following terms and subject to the following conditions (any such transfer pursuant to this Section 2.16, a “Permitted Takeout”):

(a) The Issuer shall deliver to each Noteholder, the Trustee, the Agent, the Collateral Trustee, the Back-Up Servicer and the Servicer, not less than three (3) Business Days’ prior written notice of such Takeout Transaction (such notice, a “Takeout Notice”), which Takeout Notice shall be executed by the Issuer, and without limiting the generality of the foregoing, shall:

(i) identify in reasonable detail the Receivables to be transferred in connection with such Takeout Transaction (such Receivables with respect to any Takeout Transaction, the “Takeout Receivables” and, together with the Related Security with respect to such Takeout Receivables, the “Takeout Assets” for such Takeout Transaction), which Receivables, unless otherwise consented to in writing by the Required Noteholders, shall include all or substantially all outstanding Receivables;

(ii) specify the date on which such Takeout Transaction is contemplated to occur (such date with respect to any Takeout Transaction, the “Takeout Date”), which Takeout Date shall be a Business Day and may be extended with one Business Day prior notice to each Noteholder; and

(iii) include a pro forma Monthly Statement for each Series attached thereto after giving effect to such Takeout Transaction.

(b) In connection with each Takeout Transaction (other than a Takeout Transaction relating to the U.S. Department of the Treasury’s Community Development Financial Institutions Fund (CDFI Fund), its CDFI Bond Guarantee Program or similar entities or programs), the Issuer shall pay the Noteholders a fee (such fee, an “Exit Fee”) on the Takeout Date in immediately available funds equal to ~~0.65%~~0.50% (or 0.15% to the extent such Takeout Transaction involves the issuance of immediately amortizing securities) of the Outstanding Receivables Balance of all Receivables subject to such Takeout Transaction at such time. Each such Exit Fee shall be payable to the Noteholders ratably, based on such Noteholders portion of the Aggregate Class A Note Principal at such time; provided, however, that the aggregate amount of underwriting or similar fees payable to one or more of the purchasers, that are Noteholders or Affiliates thereof, under any note purchase agreement or other similar agreement entered into by one or more of ~~the~~such purchasers and an Affiliate of the Issuer in connection with such Takeout Transaction shall be credited against the amount of the Exit Fee payable hereunder in connection with such Takeout Transaction.

(c) Unless otherwise waived by the Required Noteholders, no Permitted Takeout shall occur on any date if (i) any Rapid Amortization Event, Servicer Default, Event of Default or Default would exist after giving effect to such Takeout Transaction, (ii) such Takeout Transaction could reasonably be expected to have a Material Adverse Effect on (x) the Issuer, the Seller, the Servicer, the Parent, the Trustee, the Agent, the Collateral Trustee, any Noteholder or any other Secured Party or (y) the bankruptcy remoteness of the Issuer or any of the transfers contemplated by the Transaction Documents or (iii) such Takeout Transaction would violate any assumption set forth in any bankruptcy opinion delivered under or in connection with any Transaction Document.

(d) The purchase price to be paid in connection with any Takeout Transaction shall be an amount (such amount, the “Purchase Price”) not less than the sum, without duplication, of (i) the aggregate Class A Note Principal related to the Takeout Assets; provided, however, that such amount shall not be less than the amount necessary to cure any Borrowing Base Shortfall (as defined in the Series Supplement) that exists or would exist as a result of such Takeout Transaction, (ii) the accrued interest owing under each Note, (iii) all accrued and unpaid Trustee, Back-Up Servicer and Successor Servicer Fees and Expenses, (iv) all accrued and unpaid Servicing Fees and (v) all other accrued and outstanding obligations owing to the Noteholders and any other Secured Party under the Transaction Documents (including the Exit Fee). The Purchase Price, as computed by PF Servicing, LLC if it is at that time the Servicer hereunder (and confirmed in writing by the Required Noteholders), shall be set forth in a Permitted Takeout Release, which shall, among other things, release the Trustee’s security interest in the applicable Takeout Assets upon receipt of the Purchase Price in the Collection Account. On the Takeout Date for a Permitted Takeout, the Issuer, the Trustee (upon receipt of an Officer’s Certificate of the Issuer pursuant to Section 2.14(d)) and the Required Noteholders shall execute and deliver a Permitted Takeout Release and the Issuer shall cause the Purchase Price for such Permitted Takeout to be deposited in immediately available funds into the Collection Account and distributed to the Noteholders and any other Secured Party (to the extent of funds owing to them) on such day.

Section 2.17 [Reserved].

Section 2.18. Definitive Notes.

(a) Issuance of Definitive Notes. The Notes shall be issued in definitive, fully registered form (“Definitive Notes”).

(b) Transfer of Definitive Notes. Subject to the terms of this Indenture (including the requirements of any relevant Series Supplement), the holder of any Definitive Note may transfer the same in whole or in part, in an amount equivalent to an authorized denomination, by surrendering at the office maintained by the Transfer Agent and Registrar for such purpose in ~~Jacksonville, Florida~~Wilmington, Delaware, such Note with the form of transfer endorsed on it duly completed and executed by, or accompanied by a written instrument of transfer in form satisfactory to the Issuer and the Transfer Agent and Registrar by, the holder thereof and, if applicable, accompanied by a certificate substantially in the form required under the related Series Supplement. In exchange for any Definitive Note properly presented for transfer, the Issuer shall execute and the Trustee shall promptly authenticate and deliver or cause

ARTICLE 5.

ALLOCATION AND APPLICATION OF COLLECTIONS

Section 5.1. Rights of Noteholders. Each Series of Notes shall be secured by the entire Trust Estate, including the right to receive the Collections and other amounts at the times and in the amounts specified in this Article 5 to be deposited in the Trust Accounts or to be paid to the Noteholders of such Series. In no event shall the grant of a security interest in the entire Trust Estate be deemed to entitle any Noteholder to receive Collections or other proceeds of the Trust Estate in excess of the amounts to be applied pursuant to Article 5 and Article 6.

Section 5.2. Collection of Money. Except as otherwise expressly provided herein, the Trustee may demand payment or delivery of, and shall receive and collect, directly and without intervention or assistance of any fiscal agent or other intermediary, all money and other property payable to or receivable by the Trustee pursuant to this Indenture. The Trustee shall apply all such money received by it as provided in this Indenture. Except as otherwise expressly provided in this Indenture, if any default occurs in the making of any payment or performance under any agreement or instrument that is part of the Trust Estate, the Trustee may, but shall not be obligated to, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate Proceedings. Any such action shall be without prejudice to any right to claim a Default or Event of Default under this Indenture and any right to proceed thereafter as provided in Article 10.

Section 5.3. Establishment of Accounts.

(a) The Collection Account. The Trustee, for the benefit of the Secured Parties, shall establish and maintain in the city in which the Corporate Trust Office is located, with a Qualified Institution, in the name of the Trustee for the benefit of the Secured Parties, a non-interest bearing segregated trust account (the “Collection Account”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties. Pursuant to authority granted to it pursuant to Section 2.02(a) of the Servicing Agreement, the Servicer shall have the authority to direct the Trustee to make deposits into or withdrawals and payments from the Collection Account for the purposes of carrying out its duties thereunder; provided, however, that the Servicer shall not be authorized to withdraw any amounts from the Collection Account other than any withdrawals permitted pursuant to Section 2.02(f) of the Servicing Agreement. The Trustee shall be the entitlement holder of the Collection Account, and shall possess all right, title and interest in all moneys, instruments, securities and other property on deposit from time to time in the Collection Account and the proceeds thereof for the benefit of the Secured Parties. Initially, the Collection Account will be established with the Securities Intermediary. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same day shall be invested in Permitted Investments, in accordance with a direction from the Issuer pursuant to Section 5.4(e).

(b) ~~The Reserve Accounts. For each Series, the Trustee, for the benefit of the Secured Parties of such Series, shall establish and maintain in the State of New York or in the city in which the Corporate Trust Office is located, with one or more Qualified Institutions, in the name of the Trustee for the benefit of the Secured Parties of such Series, a non-interest bearing~~

~~segregated trust account (each, a “Reserve Account” and collectively, the “Reserve Accounts”) bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Secured Parties of such Series. The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Reserve Accounts and in all proceeds thereof. The Trustee shall be the sole entitlement holder of the Reserve Accounts, and the Reserve Accounts shall be under the sole dominion and control of the Trustee for the benefit of the Secured Parties of such Series. The initial Reserve Account for each Series shall be established with the Depositary Bank.~~[Reserved].

(c) [Reserved].

(d) [Reserved].

(e) Administration of the Collection Account. Funds on deposit in the Collection Account that are not both deposited and to be withdrawn on the same date shall be invested in Permitted Investments. Any such investment shall mature and such funds shall be available for withdrawal on or prior to the Business Day immediately preceding the Payment Date immediately following the Monthly Period in which such funds were received or deposited. ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association is hereby appointed as the initial securities intermediary hereunder (the “Securities Intermediary”) and accepts such appointment. The Securities Intermediary represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Indenture: (i) the Securities Intermediary shall be a bank that in the ordinary course of its business maintains securities accounts for others and is acting in that capacity hereunder; (ii) the Collection Account shall be an account maintained with the Securities Intermediary to which financial assets may be credited and the Securities Intermediary shall treat the Trustee as entitled to exercise the rights that comprise such financial assets; (iii) each item of property credited to the Collection Account shall be treated as a financial asset; (iv) the Securities Intermediary shall comply with entitlement orders originated by the Trustee without further consent by the Issuer or any other Person; (v) the Securities Intermediary waives any Lien on any property credited to the Collection Account, and (vi) the Securities Intermediary agrees that its jurisdiction for purposes of Section 8-110 and Section 9-305(a)(3) of the UCC shall be New York. The Securities Intermediary shall maintain for the benefit of the Secured Parties, possession or control of each other Permitted Investment (including any negotiable instruments, if any, evidencing such Permitted Investments) not credited to or deposited in a Trust Account (other than such as are described in clause (b) of the definition thereof); provided that no Permitted Investment shall either (x) be disposed of prior to its maturity date if such disposition would result in a loss or (y) be purchased for a purchase price in excess of the principal amount of such Permitted Investment. Nothing herein shall impose upon the Securities Intermediary any duties or obligations other than those expressly set forth herein and those applicable to a securities intermediary under the UCC. The Securities Intermediary shall be entitled to all of the protections available to a securities intermediary under the UCC. At the end of each month, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be treated as Investment Earnings. If at the end of a month losses and investment expenses on funds on deposit in the Collection Account exceed interest and earnings on such funds during such month, losses and expenses to the extent of such excess will be allocated, with respect to any Series, among the Noteholders of such Series and the Issuer as provided in the related Series Supplement. Subject to the restrictions set forth above, the Issuer, or a Person designated in writing by the Issuer, of which the Trustee shall have received written notification thereof, shall have the authority to instruct the Trustee with respect to the investment of funds on deposit in the Collection Account.

(f) ~~Deutsche Bank Trust Company Americas is hereby appointed as the initial depositary bank hereunder (the “Depositary Bank”) and accepts such appointment. The Depositary Bank represents, warrants, and covenants, and the parties hereto agree, that at all times prior to the termination of this Indenture: (i) the Depositary Bank shall be a bank; (ii) each Reserve Account shall be a deposit account maintained with the Depositary Bank; (iii) the Depositary Bank shall comply with instructions originated by the Trustee directing disposition of the funds in any Reserve Account without further consent by the Issuer or any other Person; (iv) the Depositary Bank waives any Lien on each Reserve Account and the money on deposit therein, and (v) the Depositary Bank agrees that its jurisdiction for purposes of Section 9-304(b) of the UCC shall be New York. Nothing herein shall impose upon the Depositary Bank any duties or obligations other than those expressly set forth herein and those applicable to a depositary bank under the UCC. The Depositary Bank shall be entitled to all of the protections available to a bank under the UCC.~~     Wilmington Trust, National Association shall be the depositary bank hereunder with respect to certain deposit accounts as may be established from time to time (the “Depositary Bank”). For the avoidance of doubt, there currently is no such deposit account established hereunder.

(g) Qualified Institution. If, at any time, the institution holding any account established pursuant to this Section 5.3 ceases to be a Qualified Institution, the Trustee shall, within ten (10) Business Days, establish a new account or accounts, as the case may be, meeting the conditions specified above with a Qualified Institution, and shall transfer any cash or any investments to such new account or accounts, as the case may be.

(h) Each of the Securities Intermediary and the Depositary Bank shall be entitled to all the same rights, privileges, protections, immunities and indemnities as are contained in Article 11 of this Indenture, all of which are incorporated into this Section 5.3 mutatis mutandis, in addition to any such rights, privileges, protections, immunities and indemnities contained in this Section 5.3; provided, however; that nothing contained in this Section 5.3 or in Article 11 shall (i) relieve the Securities Intermediary of the obligation to comply with entitlement orders as provided in Section 5.3(e) or (ii) relieve the Depositary Bank of the obligation to comply with instructions directing disposition of the funds as provided in Section 5.3(f).

Section 5.4. Collections and Allocations.

(a) Collections in General. Until this Indenture is terminated pursuant to Section 12.1, the Issuer shall cause, or shall cause the Servicer under the Servicing Agreement to cause, all Collections due and to become due, as the case may be, to be paid into the Collection Account as promptly as possible after the date of receipt of such Collections, but in no event later than the second Business Day (or, with respect to In-Store Payments or Field Collections, the third Business Day) following such date of receipt. All monies, instruments, cash and other proceeds received by the Servicer in respect of the Trust Estate pursuant to this Indenture shall be deposited in the Collection Account as specified herein and shall be applied as provided in this Article 5 and Article 6.

The Servicer shall allocate such amounts to each Series of Notes and to the Issuer in accordance with this Article 5 and shall instruct the Trustee to withdraw the required amounts from the Collection Account or pay such amounts to the Issuer in accordance with this Article 5, in both cases as modified by any Series Supplement. The Servicer shall make such deposits on the date indicated therein by wire transfer or as otherwise provided in the Series Supplement for any Series of Notes with respect to such Series.

(b) [Reserved].

(c) Issuer Distributions. During the Revolving Period, amounts on deposit in the Collection Account may be paid to the Issuer no more than two (2) times during any calendar week (“Issuer Distributions”), except for Issuer Distributions to acquire Subsequently Purchased Receivables, which Issuer Distributions may occur on any Business Day, provided that (i) the Coverage Test is satisfied after giving effect to any such payment to the Issuer, (ii) any such payment to the Issuer shall be limited to the extent used by the Issuer for Permissible Uses and (iii) such Issuer Distribution occurs on a Purchase Date. The Issuer (or the initial Servicer) shall provide the Trustee with a Purchase Report as to the amount of Issuer Distributions for any Business Day, and delivery of such Purchase Report shall be deemed to be a certification by the Issuer that the foregoing conditions were satisfied. Upon receipt of such certification, together with the related Purchase Report, which shall set forth the specific amounts to be distributed and their related recipients (along with the calculations of each of the criteria set forth in this clause (c)), by 2:00 p.m. (New York time) on such Business Day, the Trustee shall forward such Issuer Distributions directly to (w) in the case of Issuer Distributions to be used for clause (a) of the definition of “Permissible Uses,” the Seller, (x) in the case of Issuer Distributions to be used for clause (b) of the definition of “Permissible Uses,” the Issuer, and   (y) in the case of Issuer Distributions to be used for clause (c) of the definition of “Permissible Uses,” the Noteholders~~, and (z) in the case of Issuer Distributions to be used for clause (d) of the definition of “Permissible Uses,” the Reserve Account~~.

The Issuer will meet the “Coverage Test” on any date of determination if:

(i) the Overcollateralization Test is satisfied;

(ii) the amount remaining on deposit in the Collection Account is no less than the sum of (x) the Required Monthly Payments, plus (y) the Loan Loss Reserve Amount, plus (z) all accrued and unpaid expenses and indemnity amounts payable pursuant to the Transaction Documents; provided however, that clause (y) shall not apply for Issuer Distributions to acquire Subsequently Purchased Receivables

(iii) the Amortization Period has not commenced;

(iv) there shall not exist on such Business Day, and such application thereof shall not result in the occurrence of, a Rapid Amortization Event, a Servicer Default, an Event of Default or a Default (in each case determined by the Issuer taking into account any increases, decreases and status changes of the Receivables and any increases or decreases in the Notes and the amount on deposit in the Collection Account including those scheduled to occur on such date);

(v) ~~before and after such Issuer Distribution, the amount on deposit in the Reserve Account equals or exceeds the Reserve Account Required Balance;~~[Reserved];

(vi) ~~no amounts are payable on the next Payment Date (or to the knowledge of the Issuer, will be payable on the following Payment Date) occurring under clause (viii) of Section 5.15 of the related Series Supplement; and~~[Reserved]; and

(vii) the representations and warranties of the Issuer, the initial Servicer and the Seller that are made in this Base Indenture and the other Transaction Documents as of any Purchase Dates are true and correct as of the date of such Issuer Distribution (except to the extent they relate to an earlier or later date, and then as of such earlier or later date).

The Issuer will meet the “Overcollateralization Test” on any date of determination if the Outstanding Receivables Balance of all Eligible Receivables (other than any Eligible Receivables that would cause the Concentration Limits to be exceeded), equals or exceeds an amount equal to (i) the outstanding principal amount of the Notes, plus (ii) the Required Overcollateralization Amount, minus (iii) the amount remaining on deposit in the Collection Account representing the portion of Required Monthly Payments that will be distributed on the following Payment Date in reduction of the Aggregate Class A Note Principal.

(d) [Reserved].

(e) Disqualification of Institution Maintaining Collection Account. Upon and after the establishment of a new Collection Account with a Qualified Institution, the Servicer shall deposit or cause to be deposited all Collections as set forth in Section 5.3(a) into the new Collection Account, and in no such event shall deposit or cause to be deposited any Collections thereafter into any account established, held or maintained with the institution formerly maintaining the Collection Account (unless it later becomes a Qualified Institution or qualified corporate trust department maintaining the Collection Account).

Section 5.5. Determination of Monthly Interest. Monthly interest with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement.

Section 5.6. Determination of Monthly Principal. Monthly principal and other amounts with respect to each Series of Notes shall be determined, allocated and distributed in accordance with the procedures set forth in the applicable Series Supplement. However, all principal or interest with respect to any Series of Notes shall be due and payable no later than the Legal Final Payment Date with respect to such Series.

Section 5.7. General Provisions Regarding Accounts. Subject to Section 11.1(c), the Trustee shall not in any way be held liable by reason of any insufficiency in any of the Trust Estate resulting from any loss on any Permitted Investment included therein except for losses attributable to the Trustee’s failure to make payments on such Permitted Investments issued by the Trustee, in its commercial capacity as principal obligor and not as trustee, in accordance with their terms.

Section 5.8. Removed Receivables. Upon satisfaction of the conditions and the requirements of any of (i) Section 8.3(a) and Section 15.1 hereof, (ii) Section 2.08 of the Servicing Agreement or (iii) Section 2.4 of the Purchase Agreement, as applicable, the Issuer shall execute and deliver and, upon receipt of an Issuer Order, the Trustee shall acknowledge an instrument in the form attached hereto as Exhibit B evidencing the Trustee’s release of the related Removed Receivables and Related Security, and the Removed Receivables and Related Security shall no longer constitute a part of the Trust Estate. No party relying upon an instrument executed by the Trustee as provided in this Article 5 shall be bound to ascertain the Trustee’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

[THE REMAINDER OF ARTICLE 5 IS RESERVED AND SHALL BE

SPECIFIED IN ANY SERIES SUPPLEMENT WITH RESPECT TO ANY

SERIES.]

ARTICLE 6.

[ARTICLE 6 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH

RESPECT TO ANY SERIES]

ARTICLE 7.

[ARTICLE 7 IS RESERVED AND SHALL BE SPECIFIED IN ANY SUPPLEMENT WITH

RESPECT TO ANY SERIES]

ARTICLE 8.

COVENANTS

Section 8.1. Money for Payments To Be Held in Trust. At all times from the date hereof to the Indenture Termination Date, unless the Required Noteholders of each Series shall otherwise consent in writing, all payments of amounts due and payable with respect to any Notes that are to be made from amounts withdrawn from the ~~applicable~~ Collection Account ~~or Reserve Account~~ shall be made on behalf of the Issuer by the Trustee or by another Paying Agent, and no amounts so withdrawn from ~~such~~the Collection Account ~~or Reserve Account~~ for payments of such Notes shall be paid over to the Issuer except as provided in this Indenture.

Section 8.2. Affirmative Covenants of Issuer. At all times from the date hereof to the Indenture Termination Date, unless each Noteholder shall otherwise consent in writing, the Issuer shall:

(a) Payment of Notes. Duly and punctually pay or cause to be paid principal of (and premium, if any), interest and other amounts on and with respect to the Notes pursuant to the provisions of this Base Indenture and any applicable Series Supplement. Principal, interest and other amounts shall be considered paid on the date due if the Trustee or the Paying Agent exist under any agreement, mortgage, indenture or instrument relating to any such Indebtedness (as referred to in clause (w) or (x) of this paragraph and shall continue after the applicable grace period (not to exceed 30 days), if any, specified in such agreement, mortgage, indenture or instrument (whether or not such failure shall have been waived under the related agreement), if the effect of such event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Indebtedness (as referred to in clause (w) or (x) of this paragraph) or to terminate the commitment of any lender thereunder, or (z) any such Indebtedness (as referred to in clause (w) or (x) of this paragraph) shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Indebtedness shall be required to be made or the commitment of any lender thereunder terminated, in each case before the stated maturity thereof;

(xvi) the occurrence of an “Event of Default” or similar event or condition under the terms of any Term Indenture;

(xvii) one or more judgments or decrees shall be entered against the Issuer, the Seller, the Nevada Originator or the Servicer, or any Affiliate of any of the foregoing involving in the aggregate a liability (not paid or to the extent not covered by a reputable and solvent insurance company) and such judgments and decrees either shall be final and non-appealable or shall not be vacated, discharged or stayed or bonded pending appeal for any period of 10 Business Days, and the aggregate amount of all such judgments equals or exceeds $2,500,000 (or solely with respect to the Issuer, $0) over the course of any twelve month period;

(xviii) the Overcollateralization Test is not satisfied for more than five (5) Business Days;

(xix) the breach of any Financial Covenant;

(xx) the occurrence of a Servicer Default;

(xxi) ~~the amount on deposit in the Reserve Account is less than the Reserve Account Required Balance and such condition continues unremedied for a period of two (2) Business Days;~~ [Reserved];

(xxii) the occurrence of a Change in Control; or

(xxiii) the failure to pay the Borrowing Base Shortfall in full on any Payment Date.

Section 10.2. Rights of the Trustee Upon Events of Default.

(a) If and whenever an Event of Default (other than in clause (iii) and (iv) of Section 10.1) shall have occurred and be continuing, the Trustee may, and, at the written direction of the Required Noteholders shall, cause the principal amount of all Notes of all Series outstanding to be immediately due and payable at par, together with interest thereon. If an Event

Notes any Tax Information and making any withholdings with respect to the Notes as required by the Code (including FATCA) and paying over such withheld amounts to the appropriate Governmental Authority), comply with respect to any applicable reporting requirements in connection with any payments to Noteholders, and, upon request, provide any Tax Information to the Issuer.

Section 10.9. Restoration of Rights and Remedies. If any Noteholder has instituted any Proceeding to enforce any right or remedy under this Indenture and such Proceeding has been discontinued or abandoned for any reason or has been determined adversely to the Trustee or to such Noteholder, then and in every such case the Issuer, the Trustee, the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee, the Noteholders shall continue as though no such Proceeding had been instituted.

Section 10.10. The Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Noteholders allowed in any judicial Proceedings relative to the Issuer (or any other obligor upon the Notes), its creditors or its property, and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claim and any custodian in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 and 11.17. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 11.6 and 11.17 out of the estate in any such Proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, notes and other properties which the Noteholders may be entitled to receive in such Proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Noteholder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 10.11. Priorities. Following the declaration of an Event of Default or a Rapid Amortization Event pursuant to Section 9.1 or 10.2, all amounts in ~~any~~the Collection Account ~~or Reserve Account~~, including any money or property collected pursuant to Section 10.4 (after deducting the reasonable costs and expenses of such collection), shall be applied by the Trustee on the related Payment Date in accordance with the provisions of Article 5 and the applicable Series Supplement.

The Trustee may fix a record date and payment date for any payment to Secured Parties pursuant to this Section. At least fifteen (15) days before such record date the Issuer shall mail to

Notes, or for the use or application of any funds paid to the Seller or to the Issuer in respect of the Trust Estate or deposited in or withdrawn from the Collection Account ~~or any Reserve Account~~ by the Servicer.

Section 11.4. Individual Rights of the Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or an Affiliate of the Issuer with the same rights it would have if it were not Trustee. Any Paying Agent, Transfer Agent and Registrar, co-registrar or co-paying agent may do the same with like rights. However, the Trustee must comply with Sections 11.9 and 11.11.

Section 11.5. Notice of Defaults. If a Default, Event of Default or Rapid Amortization Event occurs and is continuing and if a Trust Officer of the Trustee receives written notice or has actual knowledge thereof, the Trustee shall promptly provide notice thereof to each Noteholder and Notice Person, to the extent possible by email or facsimile, and, otherwise, by first class mail at their respective addresses appearing in the Note Register.

Section 11.6. Compensation.

(a) To the extent not otherwise paid pursuant to the Indenture, the Issuer covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to receive, such compensation as the Issuer and the Trustee shall agree in writing from time to time (which compensation shall not be limited by any provision of Law in regard to the compensation of a trustee of an express trust) for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties hereunder of the Trustee, and, the Issuer will pay or reimburse the Trustee (without reimbursement from the Collection Account~~, any Reserve Account~~ or otherwise) all reasonable expenses, disbursements and advances (including legal fees and costs and costs of persons not regularly employed by the Trustee) incurred or made by the Trustee in accordance with any of the provisions of this Indenture except any such expense, disbursement or advance as may arise from its own willful misconduct or negligence.

(b) The obligations of the Issuer under this Section 11.6 shall survive the termination of this Base Indenture and the resignation or removal of the Trustee.

Section 11.7. Replacement of the Trustee.

(a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 11.7.

(b) The Trustee may, after giving sixty (60) days’ prior written notice to the Issuer, the Noteholders and the Servicer, resign at any time and be discharged from the trust hereby created; provided, however, that no such resignation of the Trustee shall be effective until a successor trustee has assumed the obligations of the Trustee hereunder. The Issuer may, with the prior written consent of the Required Noteholders, remove the Trustee by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee if:

such other Transaction Document or for the enforcement of any other legal, equitable or other remedy as the Trustee, being advised by counsel, shall deem most effectual to protect and enforce any of the rights of the Trustee or any Secured Party.

Section 11.15. Reports by Trustee to Holders. The Trustee shall deliver to each Noteholder such information as may be expressly required by the Code.

Section 11.16. Representations and Warranties of Trustee. The Trustee represents and warrants to the Issuer and the Secured Parties that:

(i) the Trustee is a national banking ~~corporation~~association with trust powers duly organized, existing and authorized to engage in the business of banking under the Laws of the ~~State of New York~~United States;

(ii) the Trustee has full power, authority and right to execute, deliver and perform this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes, and has taken all necessary action to authorize the execution, delivery and performance by it of this Base Indenture and any Series Supplement issued concurrently with this Base Indenture and to authenticate the Notes;

(iii) this Indenture has been duly executed and delivered by the Trustee; and

(iv) the Trustee meets the requirements of eligibility hereunder set forth in Section 11.9.

Section 11.17. The Issuer Indemnification of the Trustee. The Issuer shall fully indemnify, defend and hold harmless the Trustee (and any predecessor Trustee) and its directors, officers, agents and employees from and against any and all loss, liability, claim, expense, damage or injury suffered or sustained of whatever kind or nature regardless of their merit, demanded, asserted, or claimed directly or indirectly relating to any acts, omissions or alleged acts or omissions arising out of the activities of the Trustee pursuant to this Base Indenture or any Series Supplement and any other Transaction Document to which it is a party or any transaction contemplated hereby or thereby, including but not limited to any judgment, award, settlement, reasonable attorneys’ fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, Proceeding or claim; provided, however, that the Issuer shall not indemnify the Trustee or its directors, officers, employees or agents if such acts, omissions or alleged acts or omissions constitute negligence or willful misconduct by the Trustee. The indemnity provided herein shall (i) survive the termination of this Indenture and the resignation and removal of the Trustee and (ii) apply to the Trustee (including (i) in its capacity as Agent and (ii) Deutsche Bank Trust Company Americas, as Collateral Trustee, Securities Intermediary and Depositary Bank).

Section 11.18. Trustee’s Application for Instructions from the Issuer. Any application by the Trustee for written instructions from the Issuer or the initial Servicer may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. Subject to Section 11.1, the Trustee shall not be liable for any action taken by, or

(iii) The Trustee shall provide notification, as soon as practicable and in any event within five (5) Business Days of receipt, of all demands communicated to the Trustee for the repurchase or replacement of the underlying assets for any Series.

(b) The Trustee shall provide Rule 15Ga-1 Information subject to the following understandings and conditions:

(i) The Trustee shall provide Rule 15Ga-1 Information only to the extent that the Trustee has Rule 15Ga-1 Information or can obtain Rule 15Ga-1 Information without unreasonable effort or expense; provided that the Trustee’s efforts to obtain Rule 15Ga-1 Information shall be limited to a review of its internal written records of repurchase demand activity for the applicable Series and that the Trustee is not required to request information from any other parties.

(ii) The reporting of repurchase demand activity pursuant to this Section 11.23 is subject in all cases to the best knowledge of the Trust Officer responsible for the applicable Series.

(iii) The reporting of repurchase demand activity pursuant to this Section 11.23 is required only to the extent such repurchase demand activity was not addressed to the Seller, the Issuer, the initial Servicer or any Affiliate of the Seller, the Issuer or the initial Servicer or previously reported to the Seller, the Issuer, the initial Servicer or any Affiliate of the Seller, Issuer or initial Servicer by the Trustee. For purposes hereof, the term “demand” shall not include (x) repurchases or replacements made pursuant to instruction, direction or request from the Seller or its affiliates or (y) general inquiries, including investor inquiries, regarding asset performance or possible breaches of representations or warranties.

(iv) The Trustee’s reporting pursuant to this Section 11.23 is limited to information that the Trustee has received or acquired solely in its capacity as Trustee for the applicable Series and not in any other capacity. In no event shall ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association (individually or as Trustee) have any responsibility or liability in connection with (i) the compliance by any Person which is a securitizer (as defined in Rule 15Ga-1) of the Series, or any other Person, with Rule 15Ga-1 or any related rules or regulations or (ii) any filing required to be made by a securitizer (as defined in Rule 15Ga-1) under Rule 15Ga-1 in connection with the Rule 15Ga-1 Information provided pursuant to this Section 11.23. Other than any express duties or responsibilities as Trustee under the Transaction Documents, the Trustee has no duty or obligation to undertake any investigation or inquiry related to repurchase demand activity or otherwise to assume any additional duties or responsibilities in respect of any Series, and no such additional obligations or duties are implied. The Trustee is entitled to the full benefit of any and all protections, limitations on duties or liability and rights of indemnity provided by the terms of the Transaction Documents in connection with any actions pursuant to this Section 11.23.

Section 12.3. Repayment of Moneys Held by Paying Agent. In connection with the satisfaction and discharge of this Indenture with respect to the Notes, all moneys then held by any Paying Agent other than the Trustee under the provisions of this Indenture with respect to such Notes shall, upon demand of the Issuer, be paid to the Trustee to be held and applied according to Section 8.1 and thereupon such Paying Agent shall be released from all further liability with respect to such moneys.

Section 12.4. [Reserved]

Section 12.5. Final Payment with Respect to Any Series.

(a) Written notice of any termination, specifying the Payment Date upon which the Noteholders of any Series may surrender their Notes for final payment with respect to such Series and cancellation, shall be given (subject to at least two (2) Business Days’ prior notice from the Issuer to the Trustee) by the Trustee to Noteholders of such Series mailed not later than five (5) Business Days preceding such final payment (or in the manner provided by the Series Supplement relating to such Series) specifying (i) the Payment Date (which shall be the Payment Date in the month (x) in which the deposit is made as may be specified in the related Series Supplement, or (y) in which the related Series Termination Date occurs) upon which final payment of such Notes will be made upon presentation and surrender of such Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Payment Date is not applicable, payments being made only upon presentation and surrender of the Notes at the office or offices therein specified. The Issuer’s notice to the Trustee in accordance with the preceding sentence shall be accompanied by an Officer’s Certificate setting forth the information specified in Article 6 of this Base Indenture covering the period during the then current calendar year through the date of such notice and setting forth the date of such final distribution. The Trustee shall give such notice to the Transfer Agent and the Paying Agent at the time such notice is given to such Noteholders.

(b) Notwithstanding the termination or discharge of the trust of the Indenture pursuant to Section 12.1 or the occurrence of the Series Termination Date with respect to any Series, all funds then on deposit in the Collection Account ~~and the Reserve Account~~ shall continue to be held in trust for the benefit of the Noteholders of the related Series and the Paying Agent or the Trustee shall pay such funds to the Noteholders of the related Series upon surrender of their Notes. In the event that all of the Noteholders of any Series shall not surrender their Notes for cancellation within six (6) months after the date specified in the above-mentioned written notice, the Trustee shall give second written notice to the remaining Noteholders of such Series upon receipt of the appropriate records from the Transfer Agent and Registrar to surrender their Notes for cancellation and receive the final distribution with respect thereto. If within one and one-half years after the second notice with respect to a Series, all the Notes of such Series shall not have been surrendered for cancellation, the Trustee may take appropriate steps or may appoint an agent to take appropriate steps, to contact the remaining Noteholders of such Series concerning surrender of their Notes, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Noteholders. The Trustee and the Paying Agent shall pay to the Issuer upon request any monies held by them for the payment of principal or interest which remains unclaimed for two (2) years. After such payment to the Issuer,

IN WITNESS WHEREOF, the Trustee, the Issuer, the Securities Intermediary and the Depositary Bank have caused this Base Indenture to be duly executed by their respective duly authorized officers as of the day and year first written above.

OPORTUN FUNDING V, LLC, as Issuer

By:
Name:
Title:

~~DEUTSCHE BANK~~WILMINGTON TRUST-~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:
Name:
Title:

~~By:~~
~~Name:~~
~~Title:~~

~~DEUTSCHE BANK~~WILMINGTON TRUST-~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Securities Intermediary

By:
Name:
Title:

~~By:~~
~~Name:~~
~~Title:~~

~~DEUTSCHE BANK~~WILMINGTON TRUST-~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Depositary Bank

[Base Indenture]

By:
Name:
Title:

~~By:~~
~~Name:~~
~~Title:~~

[Base Indenture]

EXHIBIT A

TO BASE INDENTURE

Form of Release and Reconveyance of Trust Estate

RELEASE AND RECONVEYANCE OF TRUST ESTATE

RELEASE AND RECONVEYANCE OF TRUST ESTATE, dated as of             ,         , between Oportun Funding V, LLC (the “Issuer”) and ~~Deutsche Bank Trust Company Americas, a banking corporation~~Wilmington Trust, National Association, a national banking association with trust powers organized and existing under the laws of the ~~State of New York~~United States (the “Trustee”) pursuant to the Base Indenture referred to below.

W I T N E S S E T H:

WHEREAS, the Issuer and the Trustee are parties to the Base Indenture dated as of August 4, 2015 (hereinafter as such agreement may have been, or may from time to time be, amended, supplemented or otherwise modified, the “Base Indenture”);

WHEREAS, pursuant to the Base Indenture, upon the termination of the Lien of the Base Indenture pursuant to Section 12.1 of the Base Indenture and after payment of all amounts due under the terms of the Base Indenture on or prior to such termination, the Trustee shall at the request of the Issuer reconvey and release the Lien on the Trust Estate;

WHEREAS, the conditions to termination of the Base Indenture pursuant to Sections 12.1 and 12.6 have been satisfied;

WHEREAS, the Issuer has requested that the Trustee terminate the Lien of the Indenture on the Trust Estate pursuant to Section 12.6; and

WHEREAS, the Trustee is willing to execute such release and reconveyance subject to the terms and conditions hereof;

NOW, THEREFORE, the Issuer and the Trustee hereby agree as follows:

1. Defined Terms. All terms defined in the Base Indenture and used herein shall have such defined meanings when used herein, unless otherwise defined herein.

2. Release and Reconveyance. (a) The Trustee does hereby release and reconvey to the Issuer, without recourse, representation or warranty, on and after             ,          (the “Reconveyance Date”) all right, title and interest in the Trust Estate whether then existing or thereafter created, all monies due or to become due with respect thereto and all proceeds of such Trust Estate, except for amounts, if any, held by the Trustee or any Paying Agent pursuant to Section 12.5 of the Base Indenture.

(b) In connection with such transfer, the Trustee does hereby release the Lien of the Indenture on the Trust Estate and agrees, upon the reasonable request and at the expense of the

A- 1

Base Indenture

IN WITNESS WHEREOF, the undersigned have caused this Release and Reconveyance of Trust Estate to be duly executed and delivered by their respective duly authorized officers on the day and year first above written.

OPORTUN FUNDING V, LLC, as Issuer

By:

Name:
Title:

~~DEUTSCHE BANK~~WILMINGTON TRUST-~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:

Name:
Title:

A- 3

Base Indenture

EXHIBIT B

TO BASE INDENTURE

Form of Lien Release

[            ]

[            ]

[            ]

[            , 20     ]

~~Deutsche Bank Trust Company Americas~~Wilmington Trust, National Association

[             ]

[             ]

Ladies and Gentlemen:

Reference is made to that certain Base Indenture dated as of August 4, 2015 (hereinafter as such agreement may have been, or may be from time to time, amended, supplemented, or otherwise modified, the “Base Indenture”), by and between Oportun Funding V, LLC (the “Issuer”) and ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association, as trustee (the “Trustee”), as securities intermediary and as depositary bank pursuant to which the Issuer has granted to the Trustee for the benefit of the Secured Parties a lien on and security interest in all of the Issuer’s right, title and interest in, to and under the Contracts and related Receivables and certain assets and rights of the Issuer more particularly described therein (the “Trust Estate”). Capitalized terms used but not otherwise defined herein have the meanings given such terms in the Base Indenture.

[Reference is further made to Sections 5.8 of the Base Indenture and Sections 2.08 of the Servicing Agreement dated as of August 4, 2015, by and between the Issuer, PF Servicing, LLC, as servicer (in such capacity, the “Servicer”), and the Trustee, pursuant to which the Servicer has deposited into the Collection Account an amount equal to the Outstanding Receivables Balance of those Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”), together with accrued and unpaid interest thereon.]

[Reference is further made to Sections 5.8 of the Base Indenture and Section 2.4 of the Purchase and Sale Agreement dated as of August 4, 2015, by and between the Issuer and Oportun, Inc. (f/k/a Progress Financial Corporation), as seller (the “Seller”), pursuant to which the Seller has deposited into the Collection Account an amount equal to the Outstanding Receivables Balance of those Receivables set forth on Schedule I hereto (such Receivables, “Removed Receivables”), together with accrued and unpaid interest thereon.]

In connection with the Issuer’s sale, transfer and assignment of the Removed Receivables, the Issuer hereby certifies that the conditions precedent to the release of the Removed Receivables have been satisfied and requests that the Trustee, and the Trustee by acknowledging this Lien Release Request does, irrevocably and unconditionally release the Removed

B- 1

Base Indenture

Receivables and the related Related Security (the “Released Assets”) from the lien granted to the Trustee pursuant to the Base Indenture, and the Released Assets shall no longer constitute a part of the Trust Estate under the Base Indenture, any related security agreement or financing statement.

Very truly yours,

OPORTUN FUNDING V, LLC

By:

Name:
Title:

Acknowledged as of the above date:

~~DEUTSCHE BANK~~WILMINGTON TRUST ~~COMPANY AMERICAS~~, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Trustee

By:

Name:
Title:

B- 2

Base Indenture

EXHIBIT C

TO BASE INDENTURE

Form of Permitted Takeout Release

[            ], 20[    ]

Oportun Funding V, LLC

1600 Seaport Boulevard, Suite 250, Room 149

Redwood City, California 94063

Attention: Chief Legal Officer

~~Deutsche Bank Trust Company Americas,~~Wilmington Trust, National Association,

not individually but solely in its capacity as Trustee

~~60 Wall~~1100 North Market Street, ~~16th~~3rd Floor

~~MSNYC60-1625~~

~~New York, New York 10005~~

Wilmington, Delaware 19890

Attention: ~~TAS-SFS~~Corporate Trust Administration – Oportun V Funding

Re:	Release of Security Interest in Certain Receivables

Ladies and Gentlemen:

Reference is made to that certain Base Indenture, dated as of August 4, 2015 (as amended, restated, supplemented or otherwise modified from time to time, the “Base Indenture”), among Oportun Funding V, LLC (the “Issuer”), and ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association, as trustee (the “Trustee”), as supplemented by that certain Series 2015 Supplement, dated as of August 4, 2015 (the “Series Supplement” and together with the Base Indenture, the “Indenture”). Capitalized terms used in this letter agreement and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

The Issuer has advised the Noteholders and the Trustee that it desires to enter into a Permitted Takeout and in connection therewith requests that the Secured Parties release any security interest, liens or other rights which they have in the Receivables listed on Exhibit A hereto and the Related Security to the extent directly related thereto (collectively, the “Released Assets”).

The aggregate amount attributable to the Released Assets due to the Secured Parties under the Transaction Documents in accordance with Section 2.16(c) of the Base Indenture, if paid in immediately available funds by 12:00 p.m. (New York time), on [            ], 20[    ] (the “Purchase Time”), will be the amount specified on Schedule I (such amount, in the aggregate, the “Purchase Price”). Payment of the Purchase Price shall be made by wire transfer to the Collection Account.

In consideration of the payment in full of the Purchase Price by the Purchase Time, each of the Noteholders and the Trustee (on behalf of the other Secured Parties), upon receipt of the

Base Indenture

Purchase Price in immediately available funds in the Collection Account, hereby acknowledges and agrees that, with respect to the Released Assets:

(i)

all security interests, liens or other rights which the Secured Parties may have on or in the Released Assets shall be terminated and shall be of no further force and effect (it being understood that no other security interests, liens or other rights under or in connection with the Transaction Documents are being terminated or released); and

(ii)

the Trustee (on behalf of the Secured Parties) hereby (a) authorizes and requests the Issuer to prepare and file, at the expense of the Issuer, UCC amendments with respect to all UCC financing statements covering the Released Assets in order to exclude from the description of collateral thereon all of the Released Assets, and all other appropriate documents deemed necessary or desirable by the Issuer to terminate the security interests, liens and other rights on or in the Released Assets under the Transaction Documents in a form reasonably acceptable to the Required Noteholders and (b) agrees to promptly deliver to the Issuer (or such other Person designated by the Issuer) all possessory collateral to the extent directly related to the Released Assets held by the Trustee.

The Issuer hereby represents and warrants as of the date hereof and immediately after the release of the security interest pursuant to this letter that:

(i)	no–Rapid Amortization Event, Servicer Default, Event of Default or Default would exist after giving effect to the transactions contemplated hereby;

(ii)

the transactions contemplated hereby could not reasonably be expected to have a Material Adverse Effect on (x) the Issuer, the Seller, the Servicer, the Parent, the Trustee, the Agent, the Collateral Trustee, any Noteholder or any other Secured Party or (y) the bankruptcy remoteness of the Issuer or any of the transfers contemplated by the Transaction Documents;

(iii)	the transactions contemplated hereby will not violate any assumption set forth in any bankruptcy opinion delivered under or in connection with any Transaction Document;

(iv)	upon effectiveness of this letter agreement and the transactions contemplated hereby, this agreement and the transactions contemplated hereby shall collectively constitute a Permitted Takeout; and

(v~~)~~	~~the amount on deposit in the Reserve Account is no less than the Reserve Account Required Balance; and(vi~~) upon effectiveness of

Base Indenture

OPORTUN FUNDING V, LLC,

as Issuer

By:
Name:
Title:

~~DEUTSCHE BANK TRUST COMPANY AMERICAS,~~ WILMINGTON TRUST, NATIONAL ASSOCIATION,

not in its individual capacity, but solely as Trustee

By:
Name:
Title:

Base Indenture

EXHIBIT E

TO BASE INDENTURE

Form of Asset Repurchase Demand Activity Report

Reporting Period: [                     ]

Issuer: Oportun Funding V, LLC

Reporting Entity: ~~Deutsche Bank~~Wilmington Trust ~~Company Americas~~, National Association

Activity During Reporting Period[1]
Date of Reputed Demand	Party Making Reputed Demand	Date of Withdrawal of Reputed Demand

[1]	The Trustee should forward any applicable information or documentation relating to any reputed demands to the Seller.

E- 1

Amended and Restated Base Indenture